Exhibit 23.1

CONSENT OF WESTERN WATER CONSULTANTS, INC.

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled “S-K 1300 Initial Assessment Texas Hub and Spoke ISR Project, TX USA”, dated June 10, 2024, with an effective date of April 11, 2024 (the “TRS”), that we prepared, included or incorporated by reference in:

(i)	the Current Report on Form 8-K dated June 12, 2024 (the “8-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197 and 333-273321), and any amendments or supplements thereto.

We further consent to the filing of TRS as exhibit 96.1 to the 8-K.

Western Water Consultants, Inc.
d/b/a WWC Engineering

Per:         /s/ Jack W. Fritz
Jack W. Fritz, Secretary and Director of Operations
Western Water Consultants, Inc.

Date: June 12, 2024